SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): August 30, 2007


                          GLOBETECH ENVIRONMENTAL, INC.
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               (Exact name of registrant as specified in Charter)


            Nevada                        0-27737              77-0454856
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(State or other jurisdiction of       (Commission File         (IRS Employer
incorporation or organization)              No.)             Identification No.)


                          #700-300 South Fourth Street
                             Las Vegas, Nevada 89101
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               (Address of Principal Executive Offices)(Zip Code)


                                 (403) 261-2929
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                            (Issuer Telephone number)



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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[]   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 30, 2007, Globetech Environmental, Inc. (the "Company") entered into a Master Equipment Lease Agreement with MedRock LLC pursuant to which the Company sold to MedRock, for $1,375,000, two Logmed II 500 machines that are currently being manufactured and expected to placed in service by December 1, 2007 and agreed to lease those machines with the intent of sub-leasing the machines to third-party end users. Pursuant to the Master Equipment Lease Agreement, the Company agreed to lease both of the Logmed machines for lease payments of $13,000 per machine per month for a period of 120 months commencing on the earlier of (i) installation of each machine at the site of a third-party end user or (ii) December 1, 2007.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

Item 9.01.  Financial Statements and Exhibits.

(c)      Exhibits

     10.1 Master Equipment Lease Agreement between Globetech Environmental, Inc. and MedRock LLC

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GLOBETECH ENVIRONMENTAL, INC.

Dated:  September 6, 2007    By: /s/ Theodor Hennig
                                 Theodor Hennig
                             Chief Financial Officer